EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-233937 and 333-288547 on Form S-8 and No. 333-281302 on Form S-3 of our reports dated February 25, 2026, relating to the financial statements of The Pennant Group, Inc. and the effectiveness of the Pennant Group, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Boise, ID
February 25, 2026